UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act 1934

Date of Report (Date of earliest event reported):	November 3, 2009

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State of other jurisdiction of incorporation)

0-20260	6-1150326
(Commission file Numbers)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 28, 2009, the management of IntegraMed America, Inc. (the “Company”) concluded and subsequently reported to the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) that the Company’s audited financial statements for the years ended December 31, 2006, 2007 and 2008 (collectively, the “Relevant Periods”) should no longer be relied upon and will be restated due to an understatement in revenue recognized in connection with its Attain IVF program within its Consumer Services Division.

As previously reported on a Current Report on Form 8-K filed on March 31, 2009, the Company restated certain financial statements after determining that they could not be relied upon. Specifically, the Company restated its prior financial statements with respect to the timing of revenue recognition related to its Attain IVF program (formerly “Shared Risk Refund Program”) within its Consumer Services Division. That restatement did not impact the cash flows from operations of this program or the ultimate profits to be recognized, only the timing of the revenue recognition for a portion of the fees that we collect from our customer.

Subsequent to the original restatement, the Company developed, programmed and tested a new patient management and revenue recognition system for the Attain IVF program. The new system recently reached sufficient operating proficiency to allow input of the patient information related to the Attain IVF program. As a result, the Company identified that the deferred revenue amount that had been previously restated did not take into account the remaining non-refundable portion of the patient fee earned when a patient dropped out of the program. The Company determined that while the previous system properly accounted for the recognition of the proportional fair value revenue related to the non-refundable portion of the patient fee (which was the subject of a comment and review process by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission), it assumed all patients would complete the program. It is a fact that most of the patients that drop out of the program and seek a refund, do so prior to completing the program. As a result we failed to recognize as revenue the portion of the non-refundable fee that related to the difference between the revenue recognized and the total non-refundable portion of the fee.

The Audit Committee and the Company’s Chief Financial Officer have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered accounting firm, Amper, Politziner & Mattia, P.C.

                                                                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: November 3, 2009	By:	/s/John W. Hlywak, Jr.
	Name: Title:	John W. Hlywak, Jr. Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)